EXHIBIT 32.3
SECTION 1350 CERTIFICATION*
I, Mark E. Hood, Chief Financial Officer of Bob Evans Farms, Inc. (the “Company”) certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

1.
The Annual Report on Form 10-K of the Company for the annual period ended April 24, 2015 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 19, 2015
/s/ Mark E. Hood
Mark E. Hood
Chief Financial Officer (Principal Financial Officer)
A signed original of this written statement required by Section 906 had been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.